                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):    July 1, 1999
                                                       ------------------------


                                Chancellor Media
                           Corporation of Los Angeles
                          ----------------------------
                          (Exact Name of Registrant as
                             Specified in Charter)


                                   333-32259
                                   ---------
                             (Commission File No.)


                                   75-2451687
                                   ----------
                                 (IRS Employer
                              Identification No.)


                                    Delaware
                                    --------
                          (State or Other Jurisdiction
                               of Incorporation)



                          1845 Woodall Rodgers Freeway
                                   Suite 1300
                              Dallas, Texas 75201
                              -------------------
                             (Address of Principal
                               Executive Offices)


                                 (214) 922-8700
                                 --------------
                            (Registrant's telephone
                          number, including area code)

ITEM 2.   Acquisition or Disposition of Assets.

On July 13, 1999, stockholders of Chancellor Media Corporation, parent company of Chancellor Media Corporation of Los Angeles ("CMCLA"), and Capstar Broadcasting Corporation ("Capstar") voted to approve the merger of the two companies (the "Capstar Merger"). Concurrent with the stockholders' approval of the merger, stockholders also voted to re-name the new company AMFM Inc. The merger and name change were completed on the same day. Pursuant to the terms of the merger, Capstar stockholders will receive 0.4955 AMFM Inc. shares for each Capstar share held in a tax-free exchange. Based on the number of shares of Capstar Common Stock and options to purchase shares of Capstar Common Stock outstanding, AMFM Inc. will issue approximately 53.5 million shares and assume Capstar options and warrants representing the right to purchase approximately
3.3 million shares of AMFM Inc. Common Stock. AMFM Inc. is also assuming approximately $2.1 billion of Capstar's debt and PIK preferred stock. Upon consummation of the merger, AMFM Inc. had approximately 224.7 million fully diluted shares outstanding.

On July 1, 1999, Chancellor Media/Shamrock Broadcasting, Inc., a wholly-owned subsidiary of CMCLA, consummated the acquisition of KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc., for $90.0 million in cash plus various other direct acquisition costs (the "Phoenix Acquisition"). The purchase price of $90.0 million was determined as a result of an arms-length negotiation between CMCLA and The Broadcast Group, Inc., which are unrelated parties. CMCLA borrowed under its senior credit facility with a syndicate of commercial banks and other institutional lenders to finance the Phoenix Acquisition. A copy of CMCLA's senior credit facility, listing the commercial banks and other institutional lenders thereto, has previously been filed with the Securities and Exchange Commission as Exhibit 4.10 to the Current Report on Form 8-K of Evergreen Media Corporation, dated April 1, 1997 and filed on May 9, 1997. The assets acquired by CMCLA in the Phoenix Acquisition constitute broadcast licenses and physical property used in the radio broadcasting business and will continue to be utilized by CMCLA for such purposes.

ITEM 5.    Other Events.

On July 13, 1999, pursuant to the terms of the merger agreement between Chancellor Media Corporation and Capstar, R. Gerald Turner, formerly a director of Capstar, was appointed to the Board of Directors of AMFM Inc. and CMCLA, with a term expiring at the 2002 annual meeting of stockholders.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


   7(a)  Financial Statements of Businesses Acquired

         The following historical financial statements have been previously filed by AMFM Inc. pursuant to AMFM Inc.'s Registration Statement on Form S-4, as amended (Reg. No. 333-80173) and thus, pursuant to General Instruction B.3 of Form 8-K, are not required to be reported again in the Current Report on Form 8-K: financial statements for The Broadcast Group, Inc. as of December 31, 1998 and 1997 and for the years then ended and combined financial statements for KFYI-AM and KKFR-FM as of March 31, 1999 and for the three months ended March 31, 1999 and 1998.

   7(b)  Pro Forma Financial Information

         Pro forma information required pursuant to Article 11 of Regulation S-X as of March 31, 1999 and for the year ended December 31, 1998 and the three months ended March 31, 1999 are filed herewith beginning on page P-1.

   7(c)  Exhibits

         2.56(r)   Asset Purchase Agreement, dated as of September 15, 1998, by and between The Broadcast Group, Inc. and Chancellor Media/Shamrock Broadcasting, Inc.



---------------------------

(r) Incorporated by reference to the identically-numbered exhibit to the Quarterly Report on Form 10-Q of AMFM Inc. and Chancellor Media Corporation of Los Angeles for the quarterly period ending March
           31, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Chancellor Media Corporation of Los Angeles



By:   /s/ W. Schuyler Hansen
   --------------------------
      W. Schuyler Hansen
      Senior Vice President and
      Chief Accounting Officer



Date: July 15, 1999

                  Chancellor Media Corporation of Los Angeles

                        PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma financial information of Chancellor Media Corporation of Los Angeles (together with its subsidiaries, the "Company") reflects the combination of consolidated historical financial data of the Company and each of the significant radio station transactions completed by the Company during 1998 and 1999. The unaudited pro forma balance sheet data at March 31, 1999 presents adjustments for the significant transactions completed subsequent to March 31, 1999 as if each such transaction had occurred at March 31, 1999. The unaudited pro forma statement of operations data for the twelve months ended December 31, 1998 and for the three months ended March 31, 1999 excludes extraordinary items and presents adjustments for (a) the acquisition of KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc. (the "Phoenix Acquisition") and (b) the disposition of WMVP-AM in Chicago to ABC. Inc., as if each such transaction occurred on January 1, 1998. Pro forma adjustments relating to the acquisitions of Martin Media L.P., Martin & MacFarlane, Inc. and certain affiliated companies and the outdoor advertising division of Whiteco Industries, Inc. have not been included in the pro forma financial statements due to the pending sale of the Company's outdoor advertising division.

     The purchase method of accounting has been used in the preparation of the unaudited pro forma financial information. Under this method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. For purposes of the unaudited pro forma financial information, the purchase prices of the assets acquired have been allocated based primarily on publicly available information or information furnished by management of the acquired or to be acquired assets. The final allocation of the respective purchase prices of the assets acquired are determined a reasonable time after consummation of such transactions and are based on a complete evaluation of the assets acquired and liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation; however, such allocations are not expected to differ materially from the preliminary amounts.

     In the opinion of the Company's management, all adjustments have been made that are necessary to present fairly the pro forma data.

     The unaudited pro forma financial information should be read in conjunction with the respective financial statements and related notes thereto of the Company which have previously been reported. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have been achieved had the transactions reflected therein been consummated as of the dates indicated, or of the results of operations or financial positions for any future periods or dates.

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                       UNAUDITED PRO FORMA BALANCE SHEET
                               AT MARCH 31, 1999
                                 (IN THOUSANDS)


                                                               PRO FORMA        COMPANY        PRO FORMA
                                                              ADJUSTMENTS     AS ADJUSTED     ADJUSTMENTS
                                                COMPANY         FOR THE         FOR THE         FOR OTHER
                                               HISTORICAL      PHOENIX         PHOENIX          COMPLETED         COMPANY
                                               AT 3/31/99   ACQUISITION(1)    ACQUISITION    TRANSACTIONS(2)    PRO FORMA
                                               ----------   --------------    ------------   ---------------    -----------
ASSETS:
Current assets...............................  $ 388,262       $     --        $  388,262     $       --        $   388,262
Property and equipment, net..................  1,395,898          1,750         1,397,648         (2,067)         1,395,581
Intangible assets, net.......................  5,286,435         88,250         5,374,685         (4,467)         5,370,218
Other assets.................................    369,269             --           369,269             --            369,269
                                              ----------       --------        ----------     ----------        -----------
        Total assets......................... $7,439,864       $ 90,000        $7,529,864     $   (6,534)       $ 7,523,330
                                              ==========       ========        ==========     ==========        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable and accrued expenses........  $ 275,865       $     --        $  275,865     $       --        $   275,865
Long-term debt, excluding current portion....  4,378,000         90,000         4,468,000        (21,000)         4,447,000
Deferred tax liabilities.....................    459,062             --           459,062          5,063            464,125
Other liabilities............................     52,518             --            52,518             --             52,518
                                              ----------       --------        ----------     ----------        -----------
        Total liabilities....................  5,165,445         90,000         5,255,445        (15,937)         5,239,508
STOCKHOLDERS' EQUITY:
Common stock.................................          1             --                 1                                 1
Additional paid-in capital...................  2,653,485             --         2,653,485             --          2,653,485
Accumulated deficit..........................   (379,067)            --          (379,067)         9,403           (369,664)
                                              ----------       --------        ----------     ----------        -----------
        Total stockholders' equity...........  2,274,419             --         2,274,419          9,403          2,283,822
                                              ----------       --------        ----------     ----------        -----------
        Total liabilities and stockholders'
          equity............................. $7,439,864       $ 90,000        $7,529,864     $   (6,534)       $ 7,523,330
                                              ==========       ========        ==========     ==========        ===========

      See accompanying notes to Unaudited Pro Forma Financial Information

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                      PRO FORMA         COMPANY AS
                                                         THE         ADJUSTMENTS         ADJUSTED
                                                       BROADCAST       FOR THE           FOR THE         OTHER
YEAR ENDED                               COMPANY      GROUP, INC.      PHOENIX           PHOENIX       COMPLETED       COMPANY
DECEMBER 31, 1998                     HISTORICAL (3)   HISTORICAL    ACQUISITION       ACQUISITION   TRANSACTION(8)   PRO FORMA
-----------------                     -------------   ------------   ------------      ------------  --------------- ------------
Gross revenues ......................  $  1,440,357   $     13,101   $     (1,049)(4)  $  1,452,409        (11,530)  $  1,440,879
Less: agency commissions ............      (166,501)        (1,329)            --          (167,830)         1,221       (166,609)
                                       ------------   ------------   ------------      ------------   ------------   ------------
Net revenues ........................     1,273,856         11,772         (1,049)        1,284,579        (10,309)     1,274,270
Operating expenses excluding
 depreciation and amortization ......       682,061          6,149             --           688,210        (13,271)       674,939
Depreciation and amortization .......       446,338            188          5,780(5)        452,306           (592)       451,714
Corporate general and
 administrative .....................        36,722             --             --            36,722             --         36,722
Merger, nonrecurring and systems
 development expense ................        63,661             --                           63,661             --         63,661
                                       ------------   ------------   ------------      ------------   ------------   ------------
Operating income (loss) .............        45,074          5,435         (6,829)           43,680          3,554         47,234
Interest expense ....................       217,136            332          5,968(6)        223,436         (1,470)       221,966
Interest income .....................       (15,650)            --             --           (15,650)            --        (15,650)
Gain on disposition of assets .......      (123,845)            --             --          (123,845)            --       (123,845)
Gain on disposition of
 representation contracts ...........       (32,198)            --             --           (32,198)            --        (32,198)
Other (income) expense ..............        (3,221)            --             --            (3,221)            --         (3,221)
                                       ------------   ------------   ------------      ------------   ------------   ------------
Other (income) expense, net .........        42,222            332          5,968           (48,522)        (1,470)        47,052
                                       ------------   ------------   ------------      ------------   ------------   ------------
Income (loss) before income
 taxes ..............................         2,852          5,103        (12,797)           (4,842)         5,024            182
Income tax expense (benefit) ........        33,751          1,850         (4,543)(7)        31,058          1,758         32,816
                                       ------------   ------------   ------------      ------------   ------------   ------------
Income (loss) .......................       (30,899)         3,253         (8,254)          (35,900)         3,266        (32,634)
Preferred stock dividends ...........        17,601             --             --            17,601             --         17,601
                                       ------------   ------------   ------------      ------------   ------------   ------------
Net income (loss) attributable to
 common stock .......................  $    (48,500)  $      3,253   $     (8,254)     $    (53,501)         3,266   $    (50,235)
                                       ============   ============   ============      ============   ============   ============


      See accompanying notes to Unaudited Pro Forma Financial Information

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                               PRO FORMA         COMPANY AS
                                                              ADJUSTMENTS         ADJUSTED
                                                                FOR THE           FOR THE         OTHER
THREE MONTHS ENDED                               COMPANY        PHOENIX           PHOENIX       COMPLETED        COMPANY
MARCH 31, 1999                                 HISTORICAL(3) ACQUISITION       ACQUISITION   TRANSACTION(8)    PRO FORMA
------------------                             ------------   ------------      ------------  --------------- ------------
Gross revenues ..............................  $    394,123   $         --      $    394,123   $         --   $    394,123
Less: agency commissions ....................       (43,858)            --           (43,858)            --        (43,858)
                                               ------------   ------------      ------------   ------------   ------------
Net revenues ................................       350,265             --           350,265             --        350,265
Operating expenses excluding
 depreciation and amortization ..............       208,510             --           208,510             --        208,510
Depreciation and amortization ...............       147,744          1,471(5)        149,215             --        149,215
Corporate general and
 administrative .............................        17,814             --            17,814             --         17,814
Merger, nonrecurring and systems
 development expense ........................        16,344             --            16,344             --         16,344
                                               ------------   ------------      ------------   ------------   ------------
Operating income (loss) .....................       (40,147)        (1,471)          (41,618)            --        (41,618)
Interest expense ............................        89,023          1,575(6)         90,598           (368)        90,230
Interest income .............................        (4,631)            --            (4,631)            --         (4,631)
Gain on disposition of
 representation contracts ...................        (3,603)            --            (3,603)            --         (3,603)
                                               ------------   ------------      ------------   ------------   ------------
Other (income) expense net ..................        80,789          1,575            82,364           (368)        81,996
                                               ------------   ------------      ------------   ------------   ------------
Income (loss) before income
 taxes ......................................      (120,936)        (3,046)         (123,982)           368       (123,614)
Income tax expense (benefit) ................       (26,967)        (1,066)(7)       (28,033)           129        (27,904)
                                               ------------   ------------      ------------   ------------   ------------
Net income (loss)
  attributable to common stock...............       (93,969)        (1,980)          (95,949)           239        (95,710)
                                               ============   ============      ============   ============   ============

      See accompanying notes to Unaudited Pro Forma Financial Information

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET RELATED TO THE PHOENIX ACQUISITION

     (1) Reflects the Phoenix Acquisition as follows:

                            PURCHASE PRICE ALLOCATION          FINANCING
                       ------------------------------------    ----------
                                    PROPERTY                    INCREASE
                                       AND       INTANGIBLE        IN
                       PURCHASE    EQUIPMENT,     ASSETS,      LONG-TERM
                         PRICE       NET(a)        NET(b)         DEBT
                       ----------  -----------   ----------    ----------
Phoenix Acquisition...  $90,000     $1,750        $88,250       $90,000

-------------------------

(a) The Company has assumed that historical balances of net property and equipment approximate fair value for the preliminary allocation of the purchase price. Such amounts are based primarily on information provided by management of the company acquired.

(b) The Company, on a preliminary basis, has allocated the intangible assets to broadcast licenses with an estimated average life of 15 years. The amounts allocated to net intangible assets are preliminary and are based upon historical information from prior acquisitions.

ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET RELATED TO THE OTHER COMPLETED TRANSACTIONS

     (2) Reflects the other completed transaction that was completed after March 31, 1999 as follows:


                                                 PURCHASE PRICE ALLOCATION                           FINANCING
                            --------------------------------------------------------------------   -------------
  OTHER                                   PROPERTY AND    INTANGIBLE    DEFERRED                    DECREASE IN
COMPLETED                                  EQUIPMENT,      ASSETS,         TAX       ACCUMULATED     LONG-TERM
TRANSACTION                 SALES PRICE        NET           NET       LIABILITIES     DEFICIT         DEBT
-----------                 -----------   -------------   ----------   -----------   -----------   -------------
Chicago Disposition(a)....   $(21,000)       $(2,067)      $(4,467)      $(5,063)      $(9,403)      $(21,000)


-------------------------

     (a) On April 16, 1999, the Company sold WMVP-AM in Chicago to ABC, Inc. for $21,000 in cash and recognized a gain of $14,466. The Company had previously entered into a time brokerage agreement effective September 10, 1998 to sell substantially all of the broadcast time of WMVP-AM pending completion of the sale. The amounts allocated to accumulated deficit and deferred tax liabilities represent the gain on the disposition of WMVP-AM net of taxes of $5,063.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS RELATED TO THE PHOENIX ACQUISITION

(3) The Company began operating KKFR-FM and KFYI-AM in Phoenix uner a time brokerage agreement effective November 5, 1998. Therefore, the results of operations of KKFR-FM and KFYI-AM are included in the Company's historical operations subsequent to this date during 1998 and for the three months ended March 31, 1999.

(4) Reflects the elimination of revenue related to the time brokerage agreement between The Broadcast Group Inc. and the Company. The Company began operating KKFR-FM and KFYI-AM in Phoenix under the time brokerage agreement effective November 5, 1998.

(5) Reflects incremental amortization related to the assets acquired in the Phoenix Acquisition and is based on the allocation of the total consideration as follows:

                                INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
YEAR ENDED                      AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
DECEMBER 31, 1998                PERIOD(i)        NET        EXPENSE(i)      EXPENSE       INCREASE
-------------------             ------------   ----------   ------------   ------------   ----------
Phoenix Acquisition...........   1/1-12/31      $88,250        $5,883         $103          $5,780
                                                =======        ======         ====          ======

                                INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
THREE MONTHS ENDED              AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
MARCH 31, 1999                   PERIOD(i)        NET        EXPENSE(i)      EXPENSE       INCREASE
-------------------             ------------   ----------   ------------   ------------   ----------
Phoenix Acquisition...........    1/1-3/31      $88,250        $1,471          $--          $1,471
                                                =======        ======          ===          ======

-------------------------

     (i) Intangible assets are amortized on a straight-line basis over an estimated average 15 year life. The incremental amortization period represents the period of the year that the acquisition was not completed.

     Historical depreciation expense of the Phoenix Acquisition is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(6) Reflects the adjustment to interest expense in connection with the consummation of the Phoenix Acquisition:

                                                                           THREE MONTHS
                                                             YEAR ENDED       ENDED
                                                            DECEMBER 31,    MARCH 31,
                                                                1998           1999
                                                            ------------   ------------
Interest expense on additional bank borrowings of $90,000
  related to the Phoenix Acquisition at 7.0%..............    $ 6,300        $  1,575

Less:  historical interest expense recognized by the
  acquired company........................................       (332)             --
                                                              -------        --------
Net increase in interest expense..........................    $ 5,968        $  1,575
                                                              =======        ========

(7)  Reflects the tax effect of the pro forma adjustments.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS RELATED TO THE OTHER COMPLETED TRANSACTION

(8) The condensed combined statement of operations for the other completed transaction for the year ended December 31, 1998 and for the three months ended March 31, 1999 are summarized below:

                                                   CHICAGO          PRO FORMA
                                                 DISPOSITION     ADJUSTMENTS FOR        COMPANY
YEAR ENDED                                        HISTORICAL   THE OTHER COMPLETED     COMPLETED
DECEMBER 31, 1998                                1/1-12/31 (a)    TRANSACTION        TRANSACTION
-----------------                                ------------  -------------------    ------------
Gross revenues ..............................    $    (11,530)    $         --        $    (11,530)
Less: agency commissions ....................           1,221               --               1,221
                                                 ------------     ------------        ------------
Net revenues ................................         (10,309)              --             (10,309)
Operating expenses excluding
  depreciation and amortization .............         (13,271)              --             (13,271)
Depreciation and amortization ...............            (592)              --                (592)
Corporate general and
  administrative ............................              --               --                  --
                                                 ------------     ------------        ------------
Operating income (loss) .....................           3,554               --               3,554
Interest expense ............................              --           (1,470)(b)          (1,470)
Interest income .............................              --               --                  --
Other (income) expense ......................              --               --                  --
                                                 ------------     ------------        ------------
Income (loss) before income
  taxes .....................................           3,554            1,470               5,024
Income tax expense ..........................              --            1,758(c)            1,758
Dividends and accretion on
  preferred stock of subsidiary .............              --               --                  --
                                                 ------------     ------------        ------------
Net income (loss) ...........................           3,554             (288)              3,266
Preferred stock dividends ...................              --               --                  --
                                                 ------------     ------------        ------------
Income (loss) attributable to
  common stockholders .......................    $      3,554     $       (288)              3,266
                                                 ============     ============        ============

                                                                PRO FORMA
                                                               ADJUSTMENTS
             THREE MONTHS ENDED                               FOR THE OTHER
               MARCH 31, 1999                            COMPLETED TRANSACTION
             ------------------                          ---------------------
Gross revenues ..................................               $       --
Less: agency commissions ........................                       --
                                                                ----------
Net revenues ....................................                       --
Operating expenses excluding depreciation and
  amortization ..................................                       --
Depreciation and amortization ...................                       --
                                                                ----------
Operating income (loss) .........................                       --
Interest expense ................................                     (368)(b)
                                                                ----------
Income (loss) before income taxes ...............                      368
Income tax expense ..............................                      129(c)
                                                                ----------
Net income (loss) ...............................                      239
Preferred stock dividends .......................                       --
                                                                ----------
Income (loss) attributable to common
  stockholders ..................................               $      239
                                                                ==========

---------------

(a) On April 16, 1999, the Company sold WMVP-AM in Chicago to ABC, Inc. for $21,000 in cash. The Company entered into a time brokerage agreement to sell substantially all of the broadcast time of WMVP-AM effective September 10, 1998. Therefore, the results of operations for WMVP-AM are excluded from the Company's historical operations subsequent to this date during 1998 and for the three months ended March 31, 1999.

(b)  Reflects the adjustment to interest expense as follows:

                                                                                THREE MONTHS
                                                                  YEAR ENDED       ENDED
                                                                 DECEMBER 31,    MARCH 31,
                                                                     1998           1999
                                                                 ------------   ------------
   Completed disposition.......................................    $(21,000)      $(21,000)
                                                                   --------       --------
   Interest expense at 7.0%....................................    $ (1,470)      $   (368)
                                                                   ========       ========

(c)  Reflects the tax effect of the pro forma adjustments.

                               INDEX TO EXHIBITS

           2.56(r)  Asset Purchase Agreement, dated as of September 15, 1998, by and between The Broadcast Group, Inc. and Chancellor
                          Media/Shamrock Broadcasting, Inc.


---------------------------

(r) Incorporated by reference to the identically-numbered exhibit to the Quarterly Report on Form 10-Q of AMFM Inc. and Chancellor Media Corporation of Los Angeles for the quarterly period ending March
           31, 1999.